SUB-ITEM 77Q3

AIM Independence 2050 Fund


Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 12/31/2008
File number: 811-2699
Series No.: 23

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                           $32
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                           $ 4
        Class C                           $ 5
        Class R                           $ 6
        Class Y                           $ 1
        Institutional Class               $ 1


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                        0.1654
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                        0.1259
        Class C                        0.1259
        Class R                        0.1524
        Class Y                        0.1698
        Institutional Class            0.1798


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                           213
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                            37
        Class C                            43
        Class R                            47
        Class Y                             7
        Institutional Class                 5


74V.  1 Net asset value per share (to nearest cent)
        Class A                          5.87
      2 Net asset value per share of a second class of open-end company shares (to nearest cent)
        Class B                          5.84
        Class C                          5.85
        Class R                          5.85
        Class Y                          5.87
        Institutional Class              5.87